UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 19, 2006

AMPAL-AMERICAN ISRAEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street, Tel Aviv, Israel	62098
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 1-866-447-8636

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02.	Unregistered Sale of Equity Securities.

On September 19, 2006, the shareholders of Ampal-American Israel Corporation (the “Company”) approved the issuance of 10,248,002 shares of the Company’s Class A Stock. The shares will be issued pursuant to the Stock Purchase Agreement, dated as of August 1, 2006 (the “Agreement”), between the Company, through Merhav Ampal Energy, Ltd., a wholly-owned subsidiary of the Company, and Merhav (m.n.f.) Ltd. (“Merhav”) pursuant to which the Company purchased from Merhav a portion of Merhav’s interest in East Mediterranean Gas Co. S.A.E., an Egyptian joint stock company (“EMG”) for cash and the shares. The Company expects the issuance to be completed no later than October 6, 2006.

As previously disclosed, under the terms of the Agreement, the Company acquired the beneficial ownership of 4.6% of the outstanding shares of EMG’s capital stock. The total purchase price was $100,000,000, of which $50,000,000 is to be paid for with the shares. The number of shares to be issued to Merhav was determined by using the average price per share of the Company’s Class A Stock during the 20 trading days prior to August 1, 2006 of $4.879.

The transaction described in this Item 3.02 was a privately negotiated transaction in connection with the acquisition of the shares of EMG and did not involve a public offering. The Company intends to complete the share issuance in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The shares will be issued to Merhav with a restricted securities legend.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)         On September 19, 2006, Jack Bigio verbally submitted his resignation as President and Chief Executive Officer, effective October 1, 2006, to pursue other opportunities. Mr. Bigio will continue to serve on the Board of Directors of the Company.

(c)         On September 19, 2006, Mr. Yosef A. Maiman, Chairman of the Board of Directors of the Company, was appointed to serve as President and Chief Executive Officer, effective October 1, 2006.

On September 22, 2006, the Company issued a press release announcing Mr. Bigio’s resignation and the appointment of Mr. Maiman as President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Ampal-American Israel Corporation, dated September 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2006

AMPAL-AMERICAN ISRAEL CORPORATION

By:	/s/ Yoram Firon
	Name:	Yoram Firon
	Title:	Vice President – Investments and Corporate Affairs

EXHIBIT INDEX

99.1	Press Release of Ampal-American Israel Corporation, dated September 22, 2006.